UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2014

GRAPHIC PACKAGING HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Riveredge Parkway

Atlanta, Georgia 30328

(Address of principal executive offices)

(770) 644-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 23, 2014, Graphic Packaging Holding Company (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), among the Company and Merill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein (together, the “Underwriters”), relating to the Company’s public offering of $250,000,000 aggregate principal amount of its 4.875% Notes due 2022 (the “Notes”).

The offering of the Notes was made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-197680) filed with the Securities and Exchange Commission (the “SEC”) on July 28, 2014, including a related prospectus and prospectus supplement filed with the SEC on July 28, 2014 and October 24, 2014, respectively.

Pursuant to the Underwriting Agreement, the Company has agreed to sell the Notes to the Underwriters, and the Underwriters have agreed to purchase the Notes for resale to the public. The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Company expects the offering of the Notes to close on or about November 6, 2014, subject to customary closing conditions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

The Company is filing this Current Report on Form 8-K to file with the Securities and Exchange Commission certain items related to the offering of the Senior Notes that are to be incorporated by reference into its Registration Statement on Form S-3 (Registration No. 333-197680).

Item 9.01. Financial Statements and Exhibits.

1.1	Underwriting Agreement, dated as of October 23, 2014, among Graphic Packaging Holding Company and Merill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Lauren S. Tashma
Lauren S. Tashma
Date: October 29, 2014		Senior Vice President, General Counsel and Secretary